Exhibit 4.3

AMENDMENT NO. 1

TO CREDIT AGREEMENT

dated as of

February 24, 2012

Among

ABERCROMBIE & FITCH MANAGEMENT CO.

THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,

as Borrowers,

ABERCROMBIE & FITCH CO.,

as Parent

THE LENDING INSTITUTIONS NAMED HEREIN,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as an LC Issuer, the Swing Line Lender and as a Co-

Lead Arranger and Global Agent

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) is made as of February 24, 2012, by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION as the Swing Line Lender, an LC Issuer and the global agent (the “Global Agent).

RECITALS:

A. The Company, the Parent, the Foreign Subsidiary Borrowers, the Global Agent and the Lenders are parties to the Amended and Restated Credit Agreement, dated as of July 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrowers, the Global Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.

C. Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement as amended.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Global Agent and the Lenders agree as follows:

1. New Definitions. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” means February 24, 2012.

“Term Loan Facility” means that certain Term Loan Agreement, dated as of the First Amendment Effective Date (as amended, restated, modified or otherwise supplemented from time to time) among the Company, the Parent, the lenders from time to time party thereto and PNC Bank, National Association, as the administrative agent.

“Term Loan Scheduled Repayment” has the meaning provided to the term “Scheduled Repayment” in the Term Loan Facility as in effect on the First Amendment Effective Date.

2. Amendments to Section 1.01 to the Credit Agreement. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Adjusted Total Debt” means, at any time, the sum of (a) Total Debt (excluding Foreign Bank Guarantees permitted by Section 7.01(i)) plus (b) 600% of Forward Minimum Rent Commitments.

“Coverage Ratio” means, for the Parent and the Subsidiaries on a consolidated basis as of the end of each Testing Period and as of any time Pro Forma Compliance is required to be demonstrated, the ratio of (a) Consolidated EBITDAR for the relevant Testing Period to (b) the sum of, without duplication, (x) Net Interest Expense, plus (y) scheduled payments of long-term debt as reported in accordance with GAAP, due within twelve months of the date of determination (but excluding Indebtedness under this Agreement and the final Term Loan Scheduled Repayment under the Term Loan Facility), plus (z) the sum of (i) Minimum Rent and (ii) contingent store rent, in each case for the Testing Period most recently ended.

“Equalization Date” means the date upon the earliest to occur of (i) the termination of all of the Commitments pursuant to Section 8.02(a), (ii) the acceleration of all of the Obligations pursuant to Section 8.02(b), (iii) the occurrence of an Event of Default pursuant to Section 8.01(g), or (iv) the Credit Facility Termination Date, to the extent that any of the Obligations remain outstanding as of the close of business (local time in the Notice Office) as of such date.

“Material Indebtedness” means (a) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Parent, any Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000 (or the Dollar Equivalent thereof) and (b) the Term Loan Facility. For purposes of determining Material Indebtedness under clause (a) of this definition, the “principal amount” of the obligations of the Parent, any Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent, such Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

3. Amendment to Section 1.01 to the Credit Agreement. Clause (i) of the definition of “Permitted Lien” shall be amended and restated as follows:

“ (i) Liens incurred in connection with Foreign Bank Guarantees permitted by Section 7.01(i);”

4. Amendment to Section 7.01 to the Credit Agreement. Clauses (h) through (k) of Section 7.01 of the Credit Agreement shall be amended and restated as follows and an additional clause (l) shall be added thereto:

“(h) Indebtedness of Foreign Subsidiaries in an aggregate amount not exceeding $100,000,000 at any time outstanding;

(i) Indebtedness of Foreign Subsidiaries incurred in connection with Foreign Bank Guarantees; provided that such Indebtedness does not exceed $50,000,000 at any time outstanding; and

(j) unsecured Indebtedness, if any, owed to landlords and constituting store lease buyout payments or other related payments related to the Ruehl Exit in an amount not to exceed $55,000,000 in the aggregate as evidenced by promissory notes or other agreements, the form of which are in form and substance reasonably satisfactory to the Global Agent and whose approval shall not be unreasonably withheld or delayed.

(k) Indebtedness under the Term Loan Facility in an aggregate principal amount not to exceed $300,000,000; and

(l) additional unsecured Indebtedness of the Parent or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $100,000,000 at any time.”

5. Amendment to Section 7.02 to the Credit Agreement. Section 7.02 of the Credit Agreement shall be amended by amending and restating clause (h) as follows:

“(h) Liens granted by any Foreign Subsidiary on its assets securing Indebtedness permitted by Section 7.01(h);”

6. Amendment to Section 7.04 to the Credit Agreement. Section 7.04 of the Credit Agreement shall be amended by amending and restating clauses (c) and (d) as follows:

“(c) additional purchases of or investments by the Parent, the Company or any Subsidiary in the capital stock of Subsidiaries, including Foreign Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interests in other Persons, and loans and advances by the Parent, the Company or any Credit Party to or in favor of, and guarantees by the Parent, the Company or any Subsidiary of the obligations (including, without limitation, Indebtedness, obligations under Hedge Agreements and credit card and related obligations) of, Foreign Subsidiaries, in an amount in the aggregate at any time outstanding which does not exceed 30% of Consolidated Tangible Assets;

(d) Guarantee Obligations or Indebtedness of any Domestic Credit Party permitted by Section 7.01, Guarantee Obligations of any Domestic Credit Party guaranteeing the obligations of any Domestic Credit Party under a Hedge Agreement permitted by Section 7.05, and Guarantees of Indebtedness of Foreign Subsidiaries permitted by Section 7.01(h);”

7. Amendment to Section 7.09 to the Credit Agreement. Section 7.09 of the Credit Amendment shall be amended by amending and restating clause (ii) as follows:

“(ii) this Agreement, the other Loan Documents and the Term Loan Facility,”

8. Amendment to Section 8.01(d) to the Credit Agreement. Section 8.01(d) of the Credit Amendment shall be amended by deleting the second reference to “Section 8.01(a)” and replacing it with “Section 8.01(c)”.

9. Amendment to Section 11.04(a)(vi) to the Credit Agreement. Section 11.04(a)(vi) of the Credit Amendment shall be amended by deleting the reference to “Section 11.04” and replacing it with “Section 11.05.”

10. Amendment to Section 11.04(c) to the Credit Agreement. Section 11.04(c) of the Credit Amendment shall be amended by deleting the reference to “Section 6.01(g)” and replacing it with “Section 6.01(j)”.

11. Amendment to Section 11.24 of the Credit Agreement. Section 11.24 of the Credit Agreement shall be amended and restated as follows:

“Press Releases and Related Matters. (a) At any time prior to the public disclosure of this Agreement, with the Parent’s and the Borrowers’ written consent, which consent may be granted or withheld in the Parent’s and the Borrowers’ discretion, and (b) at any time thereafter, the Parent and the Borrowers hereby each agree that the Agent, the Syndication Agent or any

Documentation Agent may use the name or other identifying information of the Parent or the Borrowers solely in connection with a press release, “tombstone” or similar advertisements, or in connection with other disclosure to the “gold Sheets” or similar bank trade publications with respect to this Agreement provided that the Agent, Syndication Agent or any Documentation Agent will use reasonable efforts not to use the Parent’s or Borrowers’ logo or trademark for marketing purposes.”

12. Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:

(a) this Amendment has been executed by each Borrower, the Parent, the Global Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Global Agent;

(b) the Borrowers shall have provided an officer’s certificate that certifies that all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;

(c) each Subsidiary Guarantor has executed and delivered to the Global Agent the Subsidiary Guarantor Acknowledgment and Agreement attached hereto;

(d) the Global Agent shall have received an executed copy of the Term Loan Facility in form and substance satisfactory to the Global Agent and certified by an Authorized Officer as being a true, correct and complete copy thereof;

(e) the Borrowers shall have provided the Global Agent a copy of financial projections for the fiscal years 2012 through 2016 which have been prepared taking into account historical levels of business activity, known trends, including general economic trends, and other information, assumptions and estimates considered by management of the Parent and its Subsidiaries to be pertinent thereto, and such financial projections shall be satisfactory to the Agent; and

(f) the Borrowers shall have paid all reasonable out-of-pocket fees and expenses of the Global Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

13. Representations and Warranties. The Borrowers and the Parent each hereby represents and warrants to the Global Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

14. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

15. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

16. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

17. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11. 04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(b) The Borrowers and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 17(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President & Treasurer

ABERCROMBIE & FITCH CO.

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President—Tax, Treasury & Risk Management & Treasurer

AFH CANADA STORES CO.

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President & Treasurer

ABERCROMBIE & FITCH (UK) LIMITED AFH STORES UK LIMITED

By:	/s/ Alvaro Bellon
Name:	Alvaro Bellon
Title:	Director

ABERCROMBIE & FITCH EUROPE S.A.

By:	/s/ Alvaro Bellon
Name:	Alvaro Bellon
Title:	Chairman of the Board & Managing Director

AFH JAPAN, G.K. [seal]

Name: Takehiko Fukuoka Title: Executive Manager

PNC BANK, NATIONAL ASSOCIATION, as Global Agent, an LC Issuer, the Swing Line Lender, and a Lender

By:	/s/ Thomas E. Redmond
Name:	Thomas E. Redmond
Title:	Senior Vice President

PNC BANK CANADA BRANCH, as a Canadian Lender

By:	/s/ Caroline Stade
Name:	Caroline Stade
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title:	Senior Vice President

FIFTH THIRD BANK

By:	/s/ Michael J. Schaltz, Jr.
Name:	Michael J. Schaltz, Jr.
Title:	Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Jared Shaner
Name:	Jared Shaner
Title:	Staff Officer

BANK OF AMERICA, N.A.

By:	/s/ Jaime Eng
Name:	Jaime Eng
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	General Manger

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frances W. Josephic
Name:	Frances W. Josephic
Title:	Vice President

SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 24, 2012 (the “Amendment”). Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH SUBSIDIARY GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

(Signature page follows.)

IN WITNESS WHEREOF, this Subsidiary Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President—Tax, Treasury and Risk Management & Treasurer

ABERCROMBIE & FITCH HOLDING CORPORATION A&F TRADEMARK, INC.
ABERCROMBIE & FITCH FULFILLMENT COMPANY
ABERCROMBIE & FITCH DISTRIBUTION COMPANY J.M.H. TRADEMARK, INC.
J.M. HOLLISTER, LLC
ABERCROMBIE & FITCH TRADING CO.
ABERCROMBIE & FITCH STORES, INC.
FAN COMPANY, LLC
HOLLISTER CO.
ABERCROMBIE & FITCH INTERNATIONAL, INC.
GILLY HICKS, LLC
DFZ, LLC
A&F CANADA HOLDING CO.
CANOE, LLC
CROMBIE, LLC
RUEHL NO. 925, LLC
AFH PUERTO RICO LLC
NSOP, LLC

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC
By: Abercrombie & Fitch Trading Co., its Sole Member

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President & Treasurer, Abercrombie & Fitch Trading Co.